UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2024

Sharps Technology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-41355	82-3751728
(Commission File Number)	(IRS Employer Identification No.)

105 Maxess Road, Melville, New York 11747

(Address of Principal Executive Offices)

(631) 574 -4436

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	STSS	NASDAQ Capital Market
Common Stock Purchase Warrants	STSSW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Cooperative Sales and Distribution Agreement

On March 4, 2024 (the “Effective Date”), Sharps Technology, Inc. (and its wholly-owned subsidiary Sharps Technology Acquisition Corp., collectively, (the “Company”) entered into a Cooperative Sales and Distribution agreement (the “Agreement) with Roncadelle Operations s.r.l (hereinafter, “ROP”).

In conjunction with the execution of the Agreement, ROP appoints the Company as its exclusive distributor of ROP products in the United States, Canada, Central and South America and their territories. The company appoints ROP as its exclusive distributor of Sharps products in Europe, Middle East, APAC, South Africa and Australia and their territories. The Company and ROP agreed to bear their own separate costs and expenses, including fees and other expenses, relating to external advisors and the preparation negotiation, execution and performance of this Agreement and any related documents. The Agreement is effective as of the Effective Date for the initial period of one (1) year (the “Initial Term”). Upon expiration of the Initial Term, the term of the Agreement shall automatically renew for additional successive one year terms, unless either party provides written notice of non-renewal at least ninety (90) days prior to the end of the then-current term, unless any renewal term is terminated earlier pursuant to the terms of the Agreement or applicable law.

Within the Agreement, the Company and ROP agreed to keep information during the term of the Agreement and five years after the Agreement confidential. The Agreement lays out exceptions to this confidentiality clause, as well as permitted disclosures to certain individuals.

In connection therewith, the Company entered into an amendment to the Agreement, which provides more particulars with respect to the arrangement with ROP.

Logistics Services Agreement

On March 8, 2024, the Company entered into a logistics service agreement with Owens & Minor Distribution, Inc., (hereinafter “O&M”) for the Company’s use of O&M’s logistics services.

Item 8.01 Other Events

On March 8, 2024 the Company and Nephron Pharmaceuticals Corporation terminated their distribution agreement dated December 8, 2022 . The Nephron distribution agreement will be replaced by the Cooperative Sales and Distribution Agreement with ROP on the sales side and by the Owens & Minor logistics services agreement on the warehousing side. The Company had no revenues from the Nephron Distribution Agreement and does not believe that the cancellation is material. The Company continues to work with Nephron towards the purchase of the Nephron facility pursuant to the Asset Purchase Agreement dated September 22, 2023.

Item 9.01 Exhibits

Exhibit No.	Description
10.1	Cooperative Sales and Distribution Agreement dated March 1, 2024 by and between the Company and Roncadelle Operations s.r.l.
10.2	Amendment to Cooperative Sales and Distribution Agreement
10.3**	Logistic Service Agreement dated March 8, 2024 by and between the Company and Owens & Minor Distribution, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

**	The Company has filed a redacted version of the Agreement, omitting the portions of the Agreement (indicated by asterisks) which the Company desires to keep confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2024

SHARPS TECHNOLOGY, INC.

/s/ Robert M. Hayes
Robert M. Hayes
Chief Executive Officer